                                             THE BEAR STEARNS COMPANIES INC.
                                                     IncomeNotes(SM)
                                With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 29
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: June 28, 2004
Issue Date: July 1, 2004
The date of this Pricing Supplement is June 28, 2004

Fixed Rate Notes
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                Interest
                                                 Maturity    Price to   Discounts &                             Payment
   CUSIP#               Interest Rate              Date       Public    Commissions    Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
07387EFP7                   6.125%               7/15/2029    100.00%      2.50%          0.350%      98.00%     Semi
-------------------------------------------------------------------------------------------------------------------------

                                          Subject to Redemption
                                          ---------------------
-------------------------------------------------------------------------------------------------------------------------
                    First
                  Interest                                                                     Aggregate
First Interest     Payment    Survivor's                                                       Principal
 Payment Date      Amount       Option    Yes/No        Date and Terms of Redemption            Amount      Net Proceeds
-------------------------------------------------------------------------------------------------------------------------
1/15/2005          $33.01       Yes       Yes    Commencing on 7/15/2009 and on the 15th       $3,285,000    $3,202,875
                                                 of each month thereafter until Maturity,
                                                 the Notes may be called in whole at par
                                                 at the option of the Company on ten
                                                 calendar days notice.
--------------------------------------------------------------------------------------------------------------------------

                                                           ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.